Exhibit 99.1

EFI PROVIDES PRELIMINARY Q4 2007 RESULTS

AND Q1 2008 OUTLOOK

Company Will Take Restructuring Charge in Q1

Foster City, Calif. – January 9, 2008 – EFI (Nasdaq: EFII), the world leader in customer-focused digital printing, today provided preliminary results for the fourth quarter of 2007 and outlook for the first quarter of 2008.

For the fourth quarter of 2007, ended December 31, the company expects revenues to be approximately $152 million, with non-GAAP earnings per share of $0.22-$0.24. The company expects GAAP earnings of $0.10 to $0.12.

The company attributed the results to weak demand for its high margin Fiery products. This resulted in increased pressure on gross margins which impacted profitability, as did higher than anticipated operating expenses of approximately $72 million.

“We are very disappointed with the results of our Fiery segment, which were weak across all our OEM partners,” said Guy Gecht, CEO of EFI. “We are implementing significant steps to align our spending with this lower revenue and will take a restructuring charge in Q1 to reflect our reduced cost structure. While it will take some time, we are committed to taking the necessary steps to regain our traditional levels of profitability and growth.”

Gecht continued, “Despite the shortfall, we are very pleased that our inkjet segment continues to perform well, posting growth of approximately 27% year-over-year in the fourth quarter. Our cost reduction plans will not impact our investment in this area, as we are seeing the benefits of strategically deploying assets to grow this business.”

For the first quarter of 2008, the company expects to report revenues of approximately $133 million to $137 million. The results will be impacted by continued weakness in the Fiery business, compounded by normal seasonality coming off a lower Q4. However, the growth momentum in the inkjet segment is expected to continue in the first quarter at approximately 25% year-over-year.

The company will provide greater detail on its regularly scheduled fourth quarter conference call. The call is scheduled for Wednesday, January 23, 2007 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).

The call is being webcast by Thomson/CCBN and can be accessed at the investor relations portion of EFI’s web site at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use a non-GAAP measure of net income that is GAAP net income adjusted to exclude certain recurring and non-recurring costs, expenses and gains. Our non-GAAP net income gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income by adjusting GAAP net income with the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expenses, certain tax charges, as well as non-recurring charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements in this press release include, “For the fourth quarter of 2007, ended December 31, the company expects revenues to be approximately $152 million, with non-GAAP earnings per share of $0.22-$0.24. The company expects GAAP earnings of $0.10 to $0.12.”…” We are implementing significant steps to align our spending with this lower revenue and will take a restructuring charge in Q1 to reflect our reduced cost structure. While it will take some time to fully recognize the benefits, we are committed to taking the necessary steps to regain our traditional levels of profitability and growth.”…” Our cost reduction plans will not impact our investment in this area, as we are seeing the benefits of strategically deploying assets to grow this business.”…” For the first quarter of 2008, the company expects to report revenues of approximately $133 million to $137 million. The results will be impacted by continued weakness in the Fiery business, compounded by normal seasonality coming off a lower Q4. However, the growth momentum in the inkjet segment is expected to continue at approximately 25% year-over-year.”

Past performance is not necessarily indicative of future results. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results, which include, but are not necessarily limited to, the following: (1) management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; (2) unexpected declines in revenues or increases in expenses; (3) any additional costs and expenses related to the prior investigation into the Company’s past stock option grants and stock option grant practices; (4) any restatement of or significant adjustments to the Company’s reported historical results for prior periods; (5) the potential adverse impact of litigation relating to the Company’s past stock grants and stock option practices; (6) the possibility of additional litigation and governmental actions relating to our past stock grants and stock option practices; (7) current world-wide financial, economic and political difficulties and downturns, including adverse variations in foreign exchange rates, that could affect demand for our products; (8) a significant decline or delay in demand for our products by any of our important OEM partners; (9) the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; (10) variations in growth rates or declines in the printing and imaging markets across various geographic regions; (11) changes in historic customer order patterns, including changes in customer and channel inventory levels; (12) changes in the mix of products sold leading to variations in operating results; (13) the uncertainty of market acceptance of new product introductions; (14) delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; (15) competition and/or market factors, which may adversely affect margins; (16) competition in each of our businesses, including competition from products internally developed by EFI’s customers; (17) excess or obsolete inventory and variations in inventory valuation; (18) intense competition in the industrial and commercial digital inkjet market; (19) the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; (20) the challenges of obtaining timely, efficient and quality product manufacturing; (21) litigation involving intellectual property rights or other related matters; (22) our ability to adequately and timely service our debt; (23) our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; (24) the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; (25) the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; (26) differences between the financial results as filed with the SEC and the preliminary results included in our earnings press releases due to the complexity in accounting rules; and (27) any other risk factors that may be included from time to time in the Company’s SEC reports.

EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

About Electronics for Imaging, Inc. / EFI

EFI (www.efi.com) is the world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.

For more information:

John Ritchie

Chief Financial Officer

EFI

650-357-3500